PERCEPTRON, INC.

                          1992 Stock Option Plan
                  (Amended and Restated October 31, 1996)

SECTION 1.      Purpose

        The purpose of the Perceptron, Inc. 1992 Stock Option Plan (this "Plan") is to encourage Employees (as defined in Section 7) of Perceptron, Inc. (the "Company") to acquire Common Stock of the Company ("Stock") through Incentive Stock Options (as hereinafter defined) and to permit the Company to grant Non-qualified Options (as hereinafter defined) to key persons, including Employees of the Company. It is believed that this Plan will encourage Employees to have a greater financial investment in the Company through ownership of its Common Stock, will further stimulate their efforts on the Company's behalf, will tend to maintain and strengthen their desire to remain with the Company, and generally will be in the interest of the Company and its shareholders. Options granted under this Plan may be of two types: (a) options designed to comply with Section 422A of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options"); and (b) other options ("Non- qualified Options"). Except where otherwise indicated, the provisions of this Plan shall apply to both Incentive Stock Options and Non-qualified Options.





SECTION 2.      Administration

        2.1 Administration by Committee. This Plan shall be administered by a Committee of the Board of Directors (the "Committee"), as determined by resolution of the Board of Directors. The Board of Directors of the Company shall select the members of the Committee and may, from time to time, appoint members of the Committee in substitution for or in addition to members previously appointed. Vacancies on the Committee, however caused, shall be filled by appointment by the Board of Directors. Notwithstanding the foregoing and Section 2.2 below, effective May 21, 1993, the President of the Company shall be authorized to grant options under the terms of the Plan to key Employees, who are not officers or directors of the Company for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended. The Committee shall designate the maximum number of shares of Stock available under the Plan which may be subject to options granted by the President, which number may be revised from time to time by the Committee.

        2.2 Powers. The Committee shall have full and final authority to administer this Plan on behalf of the Company. Subject to the provisions of this Plan, this authority includes but is not limited to the power to:

                (a) determine the persons to whom options shall be granted;

                (b) determine the number of shares to be covered by options granted to each such person;

                (c) determine the price to be paid for the shares upon the exercise of each option:

                (d) prescribe the period within which options may be exercised:

                (e)     grant options conditionally or unconditionally; and

                (f) prescribe the form or forms of the Stock Option Agreements evidencing the grant of options under this Plan.

        2.3 Additional Powers. The Committee may establish, from time to time, such regulations, provisions and procedures, within the terms of this Plan, as, in the opinion of the Committee, may be advisable in the administration and interpretation of this Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or the acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

SECTION 3.      Eligibility

        3.1 Eligible Persons. Only Employees shall be eligible to be granted Incentive Stock Options under this Plan. Employees and other persons shall be eligible to be granted Non-qualified Options under this Plan. No member of the Committee may receive an option under this Plan.

        3.2 Relevant Factors. The Committee shall grant options to those persons who, in the opinion of the Committee, are capable of contributing to the successful performance of the Company.

        3.3 Restrictions. No Employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, determined on the date on which the option is granted, shall be eligible for the grant of an Incentive Stock Option unless the exercise price for such option is at least 110% of the fair market value on the date of grant of the shares subject to the option, and the option is not exercisable more than five years after the date of grant.

SECTION 4.      Granting of Options

        4.1 Shares Available for Options. The Board of Directors shall reserve for purposes of this Plan, out of the authorized but unissued Stock or out of shares of Stock held in the Company's Treasury, or partly out of each, a total of 1,814,286 shares of Stock, after taking into account the Company's reverse stock split effected on May 5, 1992 and stock split effected November 30, 1995, (or the number and kind of shares of Stock or other securities which, in accordance with Section 8 of this Plan, shall be substituted for such shares or to which such shares shall be adjusted).

        4.2 Effect of Expiration, Termination or Surrender. In the event that an option granted under the Plan expires or is terminated unexercised as to any shares covered by such option, such shares shall thereafter be again available for the granting of options under this Plan. In the event that an option granted under the Plan is exercised on or after October 21, 1994 by the delivery of shares of Common Stock previously acquired upon the exercise of Options issued under the Plan or through the retention of options procedure as described in Section 5.3 below, the shares of Common Stock so delivered to the Company and underlying such retained options shall thereafter be again available for the granting of options under this Plan.

        4.3 Term of Options. Subject to the provisions of this Section 4.3, the Committee shall have full discretion to determine the period during which an option may be exercised. In no event shall any option granted under this Plan, by its terms, (i) expire more than ten years from the date on which it was granted, or (ii) be exercisable by any person subject to
Section 16(b) of the Securities Exchange Act of 1934 any sooner than six months after the date of grant. No Incentive Stock Option shall be exercisable by any Employee who has not been in the continuous employ of the Company for a period of one year from the date of grant.

        4.4 Option Price. The Committee shall, in its discretion, establish, at the time at which any option is granted, the purchase price of each share of stock covered by such option; provided, however, that the option price of an option shall not be less than 100% of the fair market value of the shares covered by the option on the date such option is granted. The option price will be subject to adjustment in accordance with the provisions of Section 8 of this Plan. For purposes of this Plan, the fair market value of each share shall be deemed to be:

                (a) the average of the closing sales prices of the Stock on the principal securities exchange on which the Stock may at the time be listed (or, if there have been no sales on such exchange on any day, the average of the closing high bid and low asked prices on such exchange at the end of such day) for the five (5) consecutive trading days on such exchange immediately preceding the date of grant of the option; or

                (b) if the Stock is not listed on a securities exchange, the average of the closing sales prices of the Stock on The Nasdaq Stock Market (or, if there have been no sales on The Nasdaq Stock Market on any such day, the average of the closing high bid and low asked prices on The Nasdaq Stock Market at the end of such day) for the five (5) consecutive trading days on The Nasdaq Stock Market immediately preceding the date of grant of the option; or

                (c) if the Stock is not listed on any domestic stock exchange or The Nasdaq Stock Market, the average of the mean between the closing high bid and low asked price as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") (or, if not so reported, by the system then regarded as the most reliable source of such quotations) for the five (5) consecutive trading days on NASDAQ or other such system immediately preceding the date of grant of the option; or

                (d) if none of the foregoing clauses apply, the fair value as determined in good faith by the Committee.

        4.5 Non-Transferability of Options. Options granted under this Plan shall not be transferable by the optionee otherwise than by will, or if the optionee dies intestate, by the laws of the descent and distribution of the jurisdiction of domicile of the optionee at the time of his or her death, and such options shall be exercisable during his or her lifetime only by the optionee. If the optionee is declared legally incompetent, the optionee's duly appointed personal representative may exercise any options which the optionee was eligible to exercise at the time when the optionee was declared incompetent, to the extent provided in Section 6 of this Plan.

        4.6 Limitations on Grants of Incentive Stock Options. The aggregate fair market value of the underlying shares (determined as of the date of grant) as to which Incentive Stock Options granted on or after February 23, 1993 under the Plan (including a plan of a subsidiary) may first be exercised by an optionee during any calendar year shall not exceed $100,000. To the extent that an option intended to constitute an Incentive Stock Option shall violate the foregoing $100,000 limitation, the portion of the option that exceeds the $100,000 limitation shall be deemed to constitute a Non-qualified Stock Option.

        4.7 Written Confirmation of Grants. Each option granted under this Plan shall be confirmed by a Stock Option Agreement which shall be executed by the Company and by the person to whom the option is granted. Each Stock Option Agreement shall clearly state whether the option granted thereunder (or any portion thereof) constitutes an Incentive Stock Option or a Non-qualified Stock Option.

        4.8 Restriction on Grant. Effective on and after February 14, 1996, no optionee who is a salaried employee shall be eligible to receive aggregate option grants under this Plan, in any fiscal year of the Company, to purchase more than 200,000 shares of the Stock.

SECTION 5.      Exercise of Options

        5.1 Exercise. Each option granted under this Plan shall be exercisable on such date or dates and during such period and for such number of shares as shall be provided in the Stock Option Agreement evidencing such option. In the event of options exercisable in installments, the right to purchase shares shall be cumulative so that when the right to purchase any shares has accrued under any such option, such shares or any part thereof may be purchase at any time thereafter until the expiration or termination of the option.

        5.2 Notice of Exercise. An optionee electing to exercise an option granted under this Plan shall give written notice to the Company. Such notice shall state the number of full shares (no fractional shares may be purchased) to which the election applies.

        5.3 Purchase of Shares. The option price of each share purchased pursuant to the exercise of an option shall be paid in full in cash or in shares of Common Stock at the time of purchase; or, in the case of non-qualified stock options or in the case of Incentive Stock Options issued on or after May 21, 1993, the option exercise price may be paid by delivery to the Company of a properly executed exercise notice, acceptable to the Company, together with irrevocable instructions to the participant's broker to deliver to the Company sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Company and the brokerage firm ("cashless exercise" procedure); or, in the case of non-qualified stock options or in the case of Incentive Stock Options issued on or after October 21, 1994, the option exercise price may be paid through the retention by the Company of then exercisable options issued to the Optionee under the Plan (the "retained options"), with the value of the retained options equal to the difference between the fair market value of the shares underlying the retained options (determined as of the date of exercise of the options), and the exercise price of such options ("retention of options" procedure); or, in the case of Incentive Stock Options, may be paid in three installments as hereinafter provided; or, a combination of the foregoing. In the event of payments in installments, 50% of the purchase price shall be paid on the date of exercise and on such date the exercising Employee shall execute and deliver to the Company such Employee's promissory note making such Employee personally liable to pay the balance of the purchase price in two installments on the first and second anniversaries of the date of exercise. Such promissory note shall bear interest at a rate determined by the Committee and shall be secured by a pledge of the Stock being purchased. Until the optionee has been issued a certificate or certificates for the shares so purchased, he or she shall possess no rights of a record holder with respect to any such shares. In the event that an optionee exercises both an Incentive Stock Option and a Non-qualified Stock Option, separate share certificates shall be issued for shares acquired pursuant to the Incentive Stock Option and for shares acquired pursuant to the Non-qualified Stock Option. Options retained by the Company under the retention of options procedure shall expire and be of no further force and effect as of the date retained.

        5.4 Prior Incentive Stock Options. Each Incentive Stock Option granted under this Plan, by its terms, shall not be exercisable while there is outstanding any Incentive Stock Option previously granted to the same individual by the Company. An Incentive Stock Option shall be treated as outstanding until such option is exercised in full or expires solely by reason of lapse of time. Notwithstanding the foregoing, no Incentive Stock Option granted on or after February 23, 1993 shall be subject to the foregoing sequential exercise rule.


        5.5 Delivery and Registration of Stock. The Company shall not be required to deliver any shares of Stock under this Plan prior to (i) the admission of such shares to listing on any stock exchange on which such shares may then be listed and (ii) the completion of such registration or other qualification of such shares under any federal, state or local law, rule or regulation as the Committee shall determine to be necessary or advisable.

SECTION 6.      Termination of Employment

        6.1 General. If the employment by the Company of any optionee who is an Employee shall terminate for any reason, other than by death or total and permanent disability, any option which such optionee is entitled to exercise on the date of such termination shall be exercisable by the optionee at any time on or before the earlier of the expiration date of the option or three months after the date of such termination, but only to the extent of the accrued right to purchase at the date of such termination.

        6.2 Disability. If the employment of any optionee who is an Employee shall be terminated because of total and permanent disability of such optionee, the option shall be exercisable by the optionee at any time on or before the earlier of the expiration date of the option or one year after the date of such termination of employment, but only to the extent of the accrued right to purchase at the date of such termination.

        6.3 Death. If any optionee shall die while employed by the Company and, if at the date of death, the optionee shall be entitled to exercise an option, such option may be exercised by any person who acquires the option by bequest or inheritance or by reason of the death of the optionee, or by the executor or administrator of the estate of the optionee, at any time before the earlier of the expiration date of the option or one year after the date of death of the optionee, but only to the extent of the accrued right to purchase at the date of death.

SECTION 7.      Employment, Rights, as a Shareholder and Benefit Plans

        Neither this Plan nor any action taken hereunder shall give any Employee any right to be retained in the employ of the Company or any rights as a shareholder of the Company prior to the issuance or transfer of shares of Stock to his or her name. Awards under this Plan are discretionary and are not a part of regular salary. Awards may not be used in determining the amount of compensation for any purpose under the benefit plans of the Company. For purposes of this Plan, "Employee" means full time or part time employees of the Company and its subsidiaries, who are executives, managerial or other salaried employees, including officers, whether or not directors of the Company.

SECTION 8.      Changes in Capital Structure

        In the event of changes in the outstanding Stock by reason of Stock dividends, Stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in the capital structure of the Company, an appropriate adjustment shall be made by the Committee in the number of shares and kind of stock for which options may be or may have been granted under the Plan, to the end that the proportionate interests shall be maintained as before the occurrence of such event.


SECTION 9.      Amendment, Suspension or Termination

        9.1 Suspension or Termination. The Committee may suspend this Plan or any part thereof at any time or may terminate the Plan in its entirety. Awards shall not be granted after Plan termination. Options granted prior to the suspension or termination of this Plan may not be cancelled solely because of such suspension or termination, except with the consent of the optionee.

        9.2 Amendment. The Board of Directors shall have the right to suspend, terminate or amend this Plan at any time, provided that the approval of the shareholders shall be required for any amendment which:

                (a) increases the total number of shares which may be issued and sold pursuant to options granted under this Plan;

                (b)     decreases the minimum option price;

                (c) alters the class of employees eligible for grants of options;

                (d) increases the maximum term of options granted under this Plan;

                (e) reduces the period of time after the date of grant during which an employee must remain in the employ of the Company in order to exercise an option;

                (f)     increases the term of this Plan;

                (g) withdraws the administration of this Plan from a Committee of directors; or

                (h) otherwise materially increases the benefits accruing to participants under the Plan.

SECTION 10.     Effective Date and Duration

        This Plan shall become effective beginning April 21, 1992, 1992, subject to the approval of the shareholders of the Company as required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and
Section 422A of the Code. No options may be granted under this Plan subsequent to April 20, 2002.